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                                                                  Exhibit 10.1

                                BRUKER AXS INC.
                              AMENDED AND RESTATED
                             2000 STOCK OPTION PLAN

    1.  PURPOSE OF THE PLAN.

    This stock option plan (the "2000 Stock Option Plan") is intended to encourage ownership of the stock of Bruker AXS Inc. (the "Company") by management, employees, directors, consultants and advisors ("Optionees") of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for Optionees to promote the success of its business.

    2.  STOCK SUBJECT TO THE 2000 STOCK OPTION PLAN.

    (a) The total number of shares of the authorized but unissued or Treasury shares of the common stock, $.01 par value, of the Company ("Common Stock") for which options may be granted under the 2000 Stock Option Plan shall not exceed two million, four hundred and thirty-seven thousand, six hundred and twenty-five (2,437,625) of the issued and outstanding shares of Common Stock, subject to adjustment as provided in Section 12 hereof.

    (b) If an option granted hereunder shall expire or terminate for any reason without having vested fully or having been exercised in full, the unvested and/or unpurchased shares subject thereto shall again be available for subsequent option grants under the 2000 Stock Option Plan.

    (c) Stock issuable upon exercise of an option granted under the 2000 Stock Option Plan may be subject to such restrictions on transfer, repurchase rights (but not to exceed 20% of the stock issuable upon exercise of options granted under the 2000 Stock Option Plan) or other restrictions as shall be determined by the Board of Directors of the Company (the "Board").

    (d) Notwithstanding any other provision of this Plan to the contrary, the Compensation Committee of the Board shall have the right, in its sole discretion, to allocate and grant up to twenty percent (20%) of the Common Stock authorized to be granted as options hereunder as restricted stock to employees of the Company on such terms and conditions and pursuant to such restricted stock agreements as the Compensation Committee, in its discretion, shall deem appropriate.

    3.  ADMINISTRATION OF THE 2000 STOCK OPTION PLAN.

    The 2000 Stock Option Plan shall be administered by the Board or a Stock Option Committee (the "Compensation Committee") consisting of two or more persons appointed to such Compensation Committee from time to time by the Board; provided, however, that (i) to the extent necessary in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act with respect to transactions pursuant to the 2000 Stock Option Plan, each of such persons shall be a "Non-Employee Director" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act") and (ii) if such qualification is deemed necessary in order for the grant or exercise of awards made under the 2000 Stock Option Plan to qualify for any tax or other material benefit to participants of the Company under applicable regulations under Section 162(m) of the Code, each of such persons shall be an "outside director" (as defined in applicable regulations thereunder). The term "Compensation Committee" shall, for all purposes of the 2000 Stock Option Plan be deemed to refer to the Board if the Board is administering the 2000 Stock Option Plan. If the 2000 Stock Option Plan is administered by a Compensation Committee, the Compensation Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the 2000 Stock Option Plan.

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A majority of the entire Compensation Committee shall constitute a quorum and the actions of a majority of the members of the Compensation Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Compensation Committee, shall be the actions of the Compensation Committee; provided, however, that if the Compensation Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing. Except as otherwise expressly provided in the 2000 Stock Option Plan, the Compensation Committee shall have all powers with respect to the administration of the 2000 Stock Option Plan, including, without limitation, full power and authority to interpret the provisions of the 2000 Stock Option Plan and any option agreement grated hereunder, and to resolve all questions arising under the 2000 Stock Option Plan. All decisions of the Compensation Committee shall be conclusive and binding on all participants in the 2000 Stock Option Plan.

    4.  TYPE OF OPTIONS.

    Options granted pursuant to the 2000 Stock Option Plan shall be authorized by action of the Compensation Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Compensation Committee. The 2000 Stock Option Plan shall be administered by the Compensation Committee in such manner as to permit options granted as incentive stock options to qualify as incentive stock options under the Code. Employees of non-U.S. subsidiaries are eligible to receive non-qualified stock options.

    5.  ELIGIBILITY.

    (a) As required by U.S. law, incentive stock options shall only be granted to Optionees who are employees. As a result, options designated as incentive stock options shall, subject to the limitation on amounts of more than 10% of the combined voting power of the Company as designated in Section 5(e), be granted only to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries, including subsidiaries which become such after adoption of the 2000 Stock Option Plan.

    (b) The law permits more flexibility for the grant of non-qualified stock options. Accordingly, options designated as non-qualified options may be granted to officers, employees, consultants, advisors and directors of the Company or of any of its subsidiaries, including subsidiaries which become such after adoption of the 2000 Stock Option Plan.

    (c) As used herein, "subsidiary" or "subsidiaries" shall be as defined in
       Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

    (d) The Compensation Committee shall, from time to time, at its sole discretion, select from such eligible persons those to whom options shall be granted and shall determine the number of shares to be subject to each option. In determining the eligibility of a person to be granted an option, as well as in determining the number of shares to be granted to any person, the Compensation Committee in its sole discretion shall take into account the position and responsibilities of the person being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee may deem relevant.

    (e) As required by law, no option designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such

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       option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

    (f) In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

    (g) Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no employee shall be eligible to be granted Options covering more than 100,000 shares of Common Stock during any calendar year.

    6.  OPTION AGREEMENT.

    Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the Optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the 2000 Stock Option Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the 2000 Stock Option Plan as may be determined by the Compensation Committee; provided that
(a) options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code;
(b) the vesting schedule contained in the form of incentive stock option agreement approved by the Board shall not be altered by the Compensation Committee for any grant of an incentive stock option, except for individual Agreements, if any, to comply with section 5 (e) of the Plan; and (c) the vesting schedule contained in the form of non-qualified stock option agreement approved by the Board shall be the recommended vesting schedule for the grant of non-qualified stock options by the Compensation Committee but may be altered by the Compensation Committee. The date of grant of an option shall be as determined by the Compensation Committee. More than one option may be granted to an individual.

    7.  OPTION PRICE.

    The option price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be as determined by the Compensation Committee, but in no event shall the option price of a non-qualified stock option be less than 50% of the fair market value of such Common Stock at the time the option is granted, as determined by the Compensation Committee. The option price or prices of shares of the Company's Common Stock for incentive stock options shall be not less than the fair market value of such Common Stock at the time the option is granted as determined by the Compensation Committee in accordance with the Regulations promulgated under
Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation National Market ("NASDAQ/NM") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NM, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the

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fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Compensation Committee.

    8.  MANNER OF PAYMENT; MANNER OF EXERCISE.

    (a) Options granted under the 2000 Stock Option Plan may provide for the payment of the exercise price, as determined by the Compensation Committee and as set forth in the Option Agreement, by delivery of
       (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Compensation Committee or (iv) payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate clause (iv) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

    (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the Optionee exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph
       (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the Optionee exercising the option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option. Upon exercise of the option and payment as provided above, the Optionee shall become a shareholder of the Company as to the Shares acquired upon such exercise.

    9.  EXERCISE OF OPTIONS.

    Each option granted under the 2000 Stock Option Plan shall, subject to
Section 6, Section 10(b) and Section 12 hereof, be exercisable at such time or times and during such period as determined by the Compensation Committee which shall be set forth in the Agreement; provided, however, that no option granted under the 2000 Stock Option Plan shall have a term in excess of ten (10) years from the date of grant.

    To the extent that an option to purchase shares is not exercised by an Optionee when it becomes initially exercisable it shall not expire but shall be carried forward and shall be exercisable on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than fifty (50) full shares of Common Stock.

    Notwithstanding the foregoing, the Compensation Committee may in its discretion accelerate the exerciseability of any option subject to such terms and conditions as the Compensation Committee deems necessary and appropriate.

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    10. TERM OF OPTIONS; EXERCISEABILITY.

    (a) TERM.

       (1) Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided. Certain options may expire after five (5) years to comply with section 5 (e) of the Plan.

       (2) Except as otherwise provided in this Section 10, an option granted to any employee who ceases to be an employee of the Company, or an option granted to any other Optionee who ceases to have the same relationship with the Company or one of its subsidiaries which was in effect on the date the option was granted, shall terminate immediately on the date such Optionee ceases to be an employee, or ceases to have such relationship with the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

       (3) If such termination of employment or relationship is because the Optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate thirty
           (30) days after the date such Optionee ceases to be an employee or to have such relationship, or on the date on which the option expires by its terms, whichever occurs first.

       (4) In the event of the death of any Optionee, any option granted to such Optionee shall terminate ninety (90) days after the date of death, or on the date on which the option expires by its terms, whichever occurs first.

       (5) Notwithstanding subparagraphs (2), (3) and (4) above, the Compensation Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the Optionee's employment or relationship with the Company or its subsidiary had occurred.

    (b) EXERCISEABILITY.

    An option granted to an Optionee who ceases to be an employee, or ceases to have the same relationship with the Company or one of its subsidiaries which was in existence on the date the option was granted shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such Optionee ceases to be an employee, or ceases to have such relationship with the Company or one of its subsidiaries.

    11. OPTIONS NOT TRANSFERABLE.

    The right of any Optionee to exercise any option granted to him or her shall not be assignable or transferable by such Optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such Optionee only by him or her. Any option granted under the 2000 Stock Option Plan shall be null and void and without effect upon the bankruptcy of the Optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

    12. RECAPITALIZATIONS, REORGANIZATIONS AND THE LIKE.

    (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation,

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       recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the 2000 Stock Option Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

    (b) In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including, without limitation, by way of merger or consolidation, or
       (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the Optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the option had been exercised shall be determined in good faith by the Board, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Board shall also have the power and right to accelerate the exerciseability of any options, notwithstanding any limitations in this 2000 Stock Option Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than twenty percent (20%) of the then outstanding Common Stock of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own at least fifty percent (50%) of the Company's Common Stock outstanding.

    (c) Upon dissolution or liquidation of the Company, all options granted under this 2000 Stock Option Plan shall terminate, but each Optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

    (d) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

    13. NO SPECIAL EMPLOYMENT OR OTHER RIGHTS.

    Nothing contained in the 2000 Stock Option Plan or in any option granted under the Plan shall confer upon any Optionee right with respect to the continuation of his or her employment or other

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relationship by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or other agreement, at any time to terminate such employment or other relationship or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment or another relationship shall be determined by the Compensation Committee at the time.

    14. WITHHOLDING.

    The Company's obligation to deliver shares upon the exercise of any option granted under the 2000 Stock Option Plan and any payments or transfers under
Section 12 hereof shall be subject to the Optionee's satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements. All non-U.S. Optionees must pay all applicable employee and employers wage and other withholding taxes in advance of receiving shares upon exercise of any vested option.

    15. RESTRICTIONS ON ISSUE OF SHARES.

    (a) Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

        (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

        (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

    (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

    16. PURCHASE FOR INVESTMENT; RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION.

    Unless the shares to be issued upon exercise of an option granted under the 2000 Stock Option Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the Optionee, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each Optionee such

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information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

    17. MODIFICATION OF OUTSTANDING OPTIONS.

    The Board may authorize the amendment of any outstanding option with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this 2000 Stock Option Plan.

    18. APPROVAL OF STOCKHOLDERS.

    The 2000 Stock Option Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of the stockholders as provided for under applicable state law, within twelve (12) months after the adoption of the 2000 Stock Option Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Compensation Committee may grant options under the 2000 Stock Option Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

    19. TERMINATION AND AMENDMENT.

    Unless sooner terminated as herein provided, the 2000 Stock Option Plan shall terminate ten (10) years from the date upon which the 2000 Stock Option Plan was duly adopted by the Board. The Board may at any time terminate the 2000 Stock Option Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 19, the Board may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 18, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 2000 Stock Option Plan, or make any other change in the 2000 Stock Option Plan which requires stockholder approval under applicable law or regulations.

    20. RESERVATION OF STOCK.

    The Company shall at all times during the term of the 2000 Stock Option Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the 2000 Stock Option Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

    21. LIMITATION OF RIGHTS IN THE OPTION SHARES.

    An Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the Optionee.

    22. NOTICES.

    Any communication or notice required or permitted to be given under the 2000 Stock Option Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Treasurer, and, if to an Optionee, to the address as appearing on the records of the Company.

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